UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 15, 2009
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
Not applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
The Company issued a press release announcing the repayment on July 15, 2009. A copy of the release is furnished with this report as Exhibit 99.1.
Item 8.01
On July 15, 2009, Novavax, Inc. (the “Company”) repaid the remaining $5.0 million balance of its 4.75% senior convertible notes (the “Notes”). These Notes matured on July 15, 2009. The Company paid 50% of the principal plus accrued and unpaid interest in cash for a total payment of approximately $2.6 million and issued common stock for the remaining $2.6 million of the principal plus accrued and unpaid interest due by dividing that principal amount by $2.5163, resulting in 1,016,939 shares of common stock.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release by Novavax, Inc., dated July 15, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
July 15, 2009	By:	/s/ Rahul Singhvi
	Name:	Rahul Singhvi
	Title:	President and Chief Executive Officer

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